Exhibit 10.5

CREDIT SUPPORT ANNEX

Elections and Variables dated as of 28 June 2007
Between
HSBC USA Inc.
(‘‘Party A’’)
and
Turquoise Card Backed Securities plc
(‘‘Party B’’)

Paragraph 11. Elections and Variables

1.1	Base Currency and Eligible Currency.

1.1.1	‘‘Base Currency’’ means GBP.

1.1.2	‘‘Eligible Currency’’ means the Base Currency and U.S. Dollars.

It is agreed by the parties that where the Credit Support Amount is transferred in a currency other than the Base Currency, the Valuation Percentage specified in Paragraph 11(b)(ii) in relation to S&P shall be reduced by a percentage agreed by the parties and approved by S&P (‘‘Additional Valuation Percentage’’).

1.2	Credit Support Obligations.

1.2.1	Delivery Amount, Return Amount and Credit Support Amount.

(a)	‘‘Delivery Amount’’ has the meaning specified in Paragraph 2(a), as amended (I) by deleting the words ‘‘upon a demand made by the Transferee on or promptly following a Valuation Date’’ and inserting in lieu thereof the words ‘‘not later than the close of business on each Valuation Date’’ and (II) by deleting in its entirety the sentence beginning ‘‘Unless otherwise specified in Paragraph 11(b)’’ and inserting in lieu thereof the following:

‘‘The ‘‘Delivery Amount’’ applicable to the Transferor for any Valuation Date will equal the greatest of:

(i)	the amount by which (a) the Credit Support Amount (determined according to the Moody’s Criteria) exceeds (b) the Value (determined using the applicable Moody’s Valuation Percentages in Appendix A) as of such Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date); and

(ii)	the amount by which (a) the Credit Support Amount (determined according to the S&P Criteria) exceeds (b) the Value (determined using the S&P’s Valuation Percentages in Paragraph 11(b)(ii)) as of such Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date).’’

Provided that, in respect of any Valuation Date, the Value of the Eligible Credit Support to be transferred under Paragraph 2(a) shall be calculated using the applicable Valuation Percentages for the rating agency whose criteria have resulted in the greatest amount under (1) and (2) of this Paragraph 11(b)(i)(A).

Provided further that if, in respect of any Valuation Date, the Delivery Amount is greater than the Minimum Transfer Amount, the Transferor will transfer to the Transferee sufficient Eligible Credit Support to ensure that, immediately following such transfer, none of the amounts calculated under (1) and (2) of this Paragraph 11(b)(i)(A) shall be greater than zero.

(b)	‘‘Return Amount’’ has the meaning as specified in Paragraph 2(b) as amended by deleting in its entirety the sentence beginning ‘‘Unless otherwise specified in Paragraph 11(b)’’ and inserting in lieu thereof the following:

‘‘The ‘‘Return Amount’’ applicable to the Transferee for any Valuation Date will equal the least of:

(i)	the amount by which (a) the Value (determined using the Moody’s Valuation Percentages in Appendix A) as of such Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date) exceeds (b) the Credit Support Amount (determined according to the Moody’s Criteria); and

(ii)	the amount by which (a) the Value (determined using the S&P’s Valuation Percentages in Paragraph 11(b)(ii)) as of such Valuation Date of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date) exceeds (b) the Credit Support Amount (determined according to the S&P Criteria).’’

Provided that, in respect of any Valuation Date, the Value of the Eligible Credit Support to be transferred under Paragraph 2(b) shall be calculated using the applicable Valuation Percentages for the rating agency whose criteria have resulted in the lowest amount under (1) and (2) of this Paragraph 11(b)(i)(B).

Provided further that in no event shall the Transferee be required to transfer any Equivalent Credit Support under Paragraph 2(b) if, immediately following such transfer, any of the amounts calculated under (1) and (2) of Paragraph 11(b)(i)(A) (Delivery Amount) would be greater than zero.

(c)	‘‘Credit Support Amount’’ has the meaning specified under the relevant definition of Ratings Criteria.

1.2.2	Eligible Credit Support.

On any date:

(a)	for the purpose of Moody’s the collateral specified in Appendix A will qualify as ‘‘Eligible Credit Support’’ for Party A and Valuation Percentages shall apply as set out in such table; and

(b)	for the purpose of S&P the following items will qualify as ‘‘Eligible Credit Support’’ for Party A:

	Eligible Credit Support	Valuation Percentage
(A)	cash in an Eligible Currency	100%

(B)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 1 year (with local and foreign currency issuer ratings by S&P of AA or above).	Such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(C)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years (with local and foreign currency issuer ratings by S&P of AA or above).	Such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(D)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years (with local and foreign currency issuer ratings by S&P of AA or above).	Such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(E)	negotiable debt obligations of the Federal Republic of Germany (with local and foreign currency issuer ratings by S&P of AA or above) with a residual maturity of less than 10 years.	Such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(F)	negotiable debt obligations of the Republic of France (with local and foreign currency issuer ratings by S&P of AA or above) with a residual maturity of less than 10 years.	Such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(G)	negotiable debt obligations of Belgium (with local and foreign currency issuer ratings by S&P of AA or above) with a residual maturity of less than 10 years.	Such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(H)	negotiable debt obligations of the United Kingdom (with local and foreign currency issuer ratings by S&P of AA or above) with a residual maturity of less than 10 years.	Such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(I)	negotiable debt obligations of Switzerland (with local and foreign currency issuer ratings by S&P of AA or above) with a residual maturity of less than 10 years.	Such Valuation Percentage as may be agreed between Party A and S&P from time to time.

(J)	negotiable debt obligations of Italy (with local and foreign currency issuer ratings by S&P of AA or above) with a residual maturity of less than 10 years.	Such Valuation Percentage as may be agreed between Party A and S&P from time to time.
(K)	negotiable debt obligations of the Netherlands (with local and foreign currency issuer ratings by S&P of AA or above) with a residual maturity of less than 10 years.	Such Valuation Percentage as may be agreed between Party A and S&P from time to time.

The Valuation Percentage shall be that required by the relevant rating agency only where the ratings by such rating agency of Party A have triggered the requirement to post collateral pursuant to this Annex.

Where the ratings and/or the Valuation Percentages of the relevant rating agencies differ with respect to the same negotiable debt obligation, for the purposes of B to K above, the lower of the ratings and or Valuation Percentages, as the case may be, shall apply.

1.2.3	Thresholds.

(a)	‘‘Independent Amount’’ means, for Party A and Party B, with respect to each Transaction, zero.

(b)	‘‘Threshold’’ means, for Party A: infinity, unless (1) any of an Initial S&P Rating Event or a Subsequent S&P Rating Event has occurred and is continuing and Party A has not taken alternative action as contemplated by Part 5(e)(i)(B),(C), or (D) or Part 5(e)(ii)(A), as applicable, of the Schedule to the Agreement, or (2) no Relevant Entity has the Moody’s First Trigger Required Ratings and either (a) no Relevant Entity has had the Moody’s First Trigger Required Ratings since this Credit Support Annex was executed or (b) at least 30 Local Business Days have elapsed since the last time a Relevant Entity had the Moody’s First Trigger Required Ratings, in which case the Threshold for Party A shall be zero; and

‘‘Threshold’’ means, for Party B: infinity

(c)	‘‘Minimum Transfer Amount’’ means, with respect to Party A, and Party B, GBP 100,000; provided, that if (1) an Event of Default has occurred and is continuing in respect of which Party A is the Defaulting Party, or (2) an Additional Termination Event has occurred in respect of which Party A is an Affected Party, the Minimum Transfer Amount with respect to Party A shall be zero.

(d)	‘‘Rounding’’. The Delivery Amount will be rounded up to the nearest integral multiple of GBP [•] and the Return Amount will be rounded down to the nearest integral multiple of GBP [•], subject to the maximum Return Amount being equal to the Credit Support Balance.

1.3	Valuation and Timing.

1.3.1	‘‘Valuation Agent’’ means Party A in all circumstances.

1.3.2	‘‘Valuation Date’’ means the first Business Day of each calendar week; provided that if such day is not a Local Business Day then the Valuation Date shall be the preceding day that is a Local Business Day and provided that for so long as the Second Rating Trigger Requirements apply, Valuation Date shall mean each Local Business Day.

1.3.3	‘‘Valuation Time’’ means the close of business on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

1.3.4	‘‘Notification Time’’ means by 5.00p.m., London time, on a Local Business Day.

1.4	Exchange Date. ‘‘Exchange Date’’ has the meaning specified in Paragraph 3(c)(ii).

1.5	Dispute Resolution.

1.5.1	‘‘Resolution Time’’ means 2.00 p.m., London time, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 4.

1.5.2	‘‘Value’’. For the purpose of Paragraphs 4(a)(4)(i)(C) and 4(a)(4)(ii), the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support, as the case may be, will be calculated as follows:

For Eligible Credit Support comprised in a Credit Support Balance that is:

(a)	an amount of cash, the Base Currency Equivalent of such amount; and

(b)	a security, the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker (which shall not be, and shall be independent from, the Valuation Agent) for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such securities (except to the extent that such interest shall have been paid to the Transferor pursuant to Paragraph 5(c)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

1.5.3	‘‘Alternative’’. The provisions of Paragraph 4 will apply.

1.6	Distribution and Interest Amount.

1.6.1	Interest Rate. The ‘‘Interest Rate’’ in relation to each Eligible Currency specified below will be:

Eligible Currency	Interest Rate

GBP	’’SONIA’’ for any day means the reference rate equal to the overnight rate as calculated by the Wholesale Market Brokers Association which appears on Telerate Page 3937 under the heading ‘‘Sterling Overnight Index’’ as of 9.00 a.m., London time, on the first London Banking Day following that day.

If Telerate is not available to Party A, the then the SONIA rate appearing opposite SONIO/N on Bloomberg Page ‘‘SONIO Index’’.

USD	Federal Funds Overnight Rate means, for any day, an interest rate per annum equal to the rate published as the Federal Funds Effective Rate which appears on Telerate Page 118 for such day.

1.6.2	Transfer of Interest Amount. The transfer of the Interest Amount will be made on the first Local Business Day following the end of each calendar month to the extent that

Party B has earned and received such amount of interest and that a Delivery Amount would not be created or increased by that transfer, and on any other Local Business Day on which Equivalent Credit Support is transferred to the Transferor pursuant to Paragraph 2(b), provided that Party B shall only be obliged to transfer any Interest Amount to Party A to the extent that it has received such amount.

1.6.3	Alternative to Interest Amount. The provisions of Paragraph 5(c)(ii) will apply. For the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall, with respect to any Eligible Currency, be compounded daily.

1.6.4	Interest Amount. The definition of ‘‘Interest Amount’’ shall be deleted and replaced with the following:

‘‘Interest Amount’’ means, with respect to an Interest Period and each portion of the Credit Support Balance comprised of cash in an Eligible Currency, the sum of the amounts of interest determined for each day in that Interest Period by the Valuation Agent as follows:

(x)	the amount of such currency comprised in the Credit Support Balance at the close of business for general dealings in the relevant currency on such day (or, if such day is not a Local Business Day, on the immediately preceding Local Business Day); multiplied by

(y)	the relevant Interest Rate; divided by

(z)	360 (or in the case of Pounds Sterling, 365).

1.6.5	‘‘Credit Support Balance’’. The definition of Credit Support Balance shall be amended by inserting the words ‘‘received by Party B and’’ after ‘‘Any Equivalent Distributions or Interest Amount (or portion of either)’’.

1.6.6	‘‘Distributions’’ means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would have received from time to time.

1.6.7	‘‘Distributions Date’’ means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which a holder of such Eligible Credit Support would have received Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

1.7	Addresses for Transfers.

Party A: To be advised

Party B: To be advised

1.8	Other Provisions.

1.8.1	Transfer Timing

(a)	The final paragraph of Paragraph 3(a) shall be deleted and replaced with the following:

‘‘Subject to Paragraph 4, and unless otherwise specified, any transfer of Eligible Credit Support or Equivalent Credit Support (whether by the Transferor pursuant to Paragraph 2(a) or by the Transferee pursuant to Paragraph 2(b)) shall be made not later than the close of business on the Settlement Day.’’

(b)	The definition of Settlement Day shall be deleted and replaced with the following:

‘‘Settlement Day’’ means the next Local Business Day after the Demand Date

(c)	For the purposes of this Paragraph 11(h)(i):

‘‘Demand Date’’ means, with respect to a transfer by a party:

(i)	in the case of a transfer pursuant to Paragraph 2, Paragraph 3 or Paragraph 4(a)(2), the relevant Valuation Date (and for the avoidance of doubt, for the purposes of Paragraph 2 and Paragraph 4(a)(2), the Transferor will be deemed to receive notice of the demand by the Transferee to make a transfer of Eligible Credit Support); and

(ii)	in the case of a transfer pursuant to Paragraph 3(c)(ii)(A), the date on which the Transferee has given its consent to the proposed exchange.
For the avoidance of doubt, on each Demand Date the Transferor shall deliver to the Transferee and the Note Trustee a statement showing the amount of Eligible Credit Support to be delivered.

1.8.2	Costs of Transfer on Exchange

Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support from the Transferor to the Transferee or in the transfer of Equivalent Credit Support from the Transferee to the Transferor hereto.

1.8.3	Cumulative Rights

The rights, powers and remedies of the Transferee under this Annex shall be in addition to all rights, powers and remedies given to the Transferee by this Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Transferee in the Credit Support Balance created pursuant to this Annex.

1.8.4	Single Transferor and Single Transferee

Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (including, without limitation, the recital hereto, Paragraph 2 or the definitions in Paragraph 10), (a) the term ‘‘Transferee’’ as used in this Annex means only Party B, (b) the term ‘‘Transferor’’ as used in this Annex means only Party A, (c) only Party A will be required to make Transfers of Eligible Credit Support hereunder; and (d) in the calculation of any Credit Support Amount, where the Transferee’s Exposure would be expressed as a negative number, such Exposure shall be deemed to be zero.

1.8.5	Ratings Criteria

‘‘Ratings Criteria’’ means, the criteria used by S&P (‘‘S&P Criteria’’), and/or the criteria used by Moody’s (as set out below (‘‘Moody’s Criteria’’) for the purposes of determining the amount of Eligible Credit Support Party A is required to transfer hereunder following a credit ratings downgrade where Party A has opted to transfer Eligible Credit Support in support of its obligations under this Agreement pursuant to Part 5(e) of this Agreement.

Moody’s Criteria

‘‘Credit Support Amount’’ shall be:

(a)	unless the Threshold for Party A is zero by virtue of sub-paragraph 2 of Paragraph 11(b)(iii)(B) above, zero;

(b)	for so long as (I) no Relevant Entity has the Moody’s First Trigger Required Ratings and either (x) no Relevant Entity has had the Moody’s First Trigger

Required Ratings since this Credit Support Annex was executed or (y) at least 30 Local Business Days have elapsed since the last Local Business Day on which a Relevant Entity had the Moody’s First Trigger Required Ratings and (II) either (A) no Moody’s Second Trigger Rating Downgrade has occurred and is continuing or (B) less than 30 Local Business Days have elapsed since the last time that no Moody’s Second Trigger Rating Downgrade has occurred and is continuing, the greater of:

(i)	zero; and

(ii)	the sum of (x) the Transferee’s Exposure and (y) the aggregate of the Additional First Trigger Collateral Amounts for all Transactions (other than the Transaction constituted by this Annex),
(where ‘‘Additional First Trigger Collateral Amount’’ means, for each Transaction, the lesser of:

(a)	the sum of (x) the Party A Currency Amount for such Transaction multiplied by 0.02 and (y) DV01 for such Transaction multiplied by 20; and

(b)	the Party A Currency Amount for such Transaction multiplied by 0.05; and

(c)	for so long as a Moody’s Second Trigger Rating Downgrade has occurred and is continuing and 30 or more Local Business Days have elapsed since the last time no Moody’s Second Trigger Rating Downgrade has occurred and was continuing, with respect to a Valuation Date, the greater of:

(i)	zero;

(ii)	the aggregate amount of the Next Payments (each determined based on the rates prevailing on such Valuation Date) for all Next Payment Dates; and

(iii)	the sum of (x) the Transferee’s Exposure and (y) the aggregate of the Additional Second Trigger Collateral Amounts for all Transactions (other than the Transaction constituted by this Annex), where, ‘‘Additional Second Trigger Collateral Amount’’ means, for each Transaction, the lesser of:

(a)	the sum of (x) Party A Currency Amount for such Transaction multiplied by 0.07 and (y) DV01 for such Transaction multiplied by 40; and

(b)	the Party A Currency Amount for such Transaction multiplied by 0.12.

For the purpose of this definition, ‘‘DV01’’ means with respect to a Transaction and any date of determination, the greater of (i) the estimated change in the Transferee’s Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve (denominated in the currency of Party A’s payment obligations under such Transaction) on such date and (ii) the estimated change in the Transferee’s Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve (denominated in the currency of Party B’s payment obligations under such Transaction) on such date, in each case as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Party B, provide to Party B a statement showing in reasonable detail such calculation;

‘‘Next Payment’’ means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by Party A under Section 2(a) on such Next Payment Date less any payments due to be made by Party B under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

‘‘Next Payment Date’’ means each date on which the next scheduled payment under any Transaction is due to be paid.

S&P Criteria

‘‘Credit Support Amount’’ shall mean, for the purposes of the S&P Criteria with respect to a Transferor on a Valuation Date, (i) if Threshold is zero for Party A: the sum of the MTM and the VB multiplied by the notional balance of the swap, and (ii) if Threshold is infinity for Party A, zero.

Where:

‘‘MTM’’ means Transferees Exposure; and

‘‘VB’’ means the relevant percentage set out in relevant table for Cross Currency Swaps (Fixed/Fixed, Fixed/Floating, and Floating/Floating) of S&P’s Global Interest Rate and Currency Swaps: Calculating the Collateral Required Amount published 26th February 2004, as applicable, for the relevant currency pairs.

1.8.6	Calculations.

Paragraph 3(b) of this Annex shall be amended by inserting the words ‘‘and shall provide each party (or the other party, if the Valuation Agent is a party) with a description in reasonable detail of how such calculations were made, upon request’’ after the word ‘‘calculations’’ in the third line thereof.

1.8.7	Independent Party.

If Party A is at any time rated below ‘‘A3’’ or ‘‘Prime-2’’ by Moody’s, Party A shall (i) on a weekly basis (on the same date that the Valuation Agent makes its calculation), obtain a calculation from a party which is independent to Party A’s trading desk (or the equivalent) (for example the middle office or market risk department of Party A, Party A’s auditors or a consulting firm in derivative products appointed by Party A) to validate the calculation of any calculation by Party A’s trading desk (or the equivalent); and (ii) upon the written request of Moody’s, on a monthly basis, use its best efforts to seek two quotations from Reference Market-makers; provided that if 2 Reference Market-makers are not available to provide a quotation, then fewer than 2 Reference Market-makers may be used for such purpose, and if no Reference Market-makers are available, the Security Trustee will determine an alternative source, for the purpose of calculations. Where more than one quotation is obtained, the quotation representing the greatest amount of Exposure of the Transferee shall be used by the Valuation Agent.’’

1.8.8	Definitions. As used in this Annex, the following terms shall mean:

‘‘Moody’s’’ means Moody’s Investors Service Limited and includes any successors thereto.

‘‘S&P’’ means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

‘‘Party A Currency Amount’’ shall bear the meaning given to it in the relevant Confirmation.

IN WITNESS WHEREOF the parties have signed this Annex as of the date first above written.

HSBC USA Inc. By: Title: Date:	Turquoise Card Backed Securities plc By: Title: Date:

APPENDIX A

Moody’s Eligible Collateral and Valuation Percentages

	FIRST TRIGGER	SECOND TRIGGER
INSTRUMENT
Sterling Cash	100%	100%
EURO Cash	98%	96%
U.S. Dollar Cash	97%	94%
Fixed-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department with Remaining Maturity
< 1 Year	97%	94%
1 to 2 years	97%	93%
2 to 3 years	97%	92%
3 to 5 years	97%	91%
5 to 7 years	97%	89%
7 to 10 years	97%	88%
10 to 20 years	97%	84%
> 20 years	97%	82%
Floating-Rate Negotiable Treasury Debt Issued by The U.S. Treasury Department
All Maturities	97%	93%
Fixed-Rate U.S. Agency Debentures with Remaining Maturity
< 1 Year	97%	93%
1 to 2 years	97%	92%
2 to 3 years	97%	91%
3 to 5 years	97%	90%
5 to 7 years	97%	88%
7 to 10 years	97%	87%
10 to 20 years	97%	83%
> 20 years	97%	81%
Floating-Rate U.S. Agency Debentures
All Maturities	97%	92%
Fixed-Rate Euro-Zone Government Bonds Rated Aa3 or Above with Remaining Maturity
< 1 Year	98%	96%
1 to 2 years	98%	95%
2 to 3 years	98%	94%
3 to 5 years	98%	92%
5 to 7 years	98%	90%
7 to 10 years	98%	89%
10 to 20 years	98%	84%
> 20 years	98%	83%
Floating-Rate Euro-Zone Government Bonds Rated Aa3 or Above
All Maturities	98%	95%
Fixed-Rate United Kingdom Gilts with Remaining Maturity
< 1 Year	100%	99%
1 to 2 years	100%	98%
2 to 3 years	100%	97%
3 to 5 years	100%	96%
5 to 7 years	100%	95%
7 to 10 years	100%	94%
10 to 20 years	100%	89%
> 20 years	100%	87%
Floating-Rate United Kingdom Gilts
All Maturities	100%	99%
All other instruments	zero or such other percentage in respect of which Moody’s has delivered a written ratings affirmation in relation to all rated notes	zero or such other percentage in respect of which Moody’s has delivered a written ratings affirmation in relation to all rated notes

For the purpose of the above table, (i) the column headed ‘‘Second Trigger’’ shall apply for so long as a Moody’s Second Trigger Rating Downgrade has occurred and is continuing and 30 or more Local Business Days have elapsed since the last time that no Moody’s Second Trigger Rating Downgrade had occurred and was continuing and (ii) the column headed ‘‘First Trigger’’ shall apply at any other time.